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                                                                Exhibit 10.49(b)


                          [BOSTON CHICKEN LETTERHEAD]


January 19, 1998


Saad J. Nadhir
1973 Keats Court
Highland Park, IL   60035

Dear Saad:

Reference is made to that letter dated August 25, 1997 regarding your compensation (the "August Letter"). This letter reflects actions taken by the Compensation Committee and Stock Option Committee (with your agreement) to amend and restate the terms of the August Letter in its entirety and serves to confirm your compensation for 1997. Since your return in 1997, your base salary was $400,000, payable bi-weekly and your annual bonus, as determined by the Compensation Committee pursuant to the August Letter, was $400,000, which you voluntarily agreed to waive.

In addition to your participation in the Company's stock option exchange program, which was effective November 10, 1997, the Stock Option Committee has approved a grant to you of options to acquire 750,000 shares of common stock of the Company ("Common Stock"), 450,000 of which shares vest 100% on October 1, 1998 and the remaining 300,000 of which shares vest ratably over four years. The Company hereby acknowledges that of the options to acquire 750,000 shares of Common Stock, you have agreed to accept options to acquire 250,000 shares of Common Stock in lieu of receiving a restricted stock award as provided in the August Letter. You acknowledge that this stock option grant is intended to be for fiscal years 1997 and 1998.

The Company recognizes that in connection with your return to the Company as Co-Chairman and Chief Executive Officer on October 1, 1997, you were required to unwind your planned move to California. Accordingly, the Company has reimbursed you, as additional compensation, for expenses associated with the move, including the loss on sale, your second mortgage carrying cost from August 25, 1997, and a gross-up of those expenses by 35% for income tax purposes.

The Company recognizes your need to retain separate counsel in connection with the defense of the current litigation entitled In re Boston Chicken, Inc.
                                               --------------------------
Securities Litigation, Case No. 97-WM-1308, and any future cases consolidated
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therewith and Hoiseth et al v. Boston Chicken, Inc., Scott A. Beck, Mark W.
              -------------------------------------------------------------
Stephens, Saad J. Nadhir, Alex Brown & Sons, Inc., Merrill Lynch & Co. and
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Arthur Andersen LLP, Case No. 97-CV-2543, and any cases consolidated therewith
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(collectively, the "Litigation") in which you are named as an individual defendant. The Company agrees to reimburse you for reasonable legal fees, as incurred, of one counsel to represent you in the Litigation. Additionally, in the event of any future or threatened litigation or inquiry involving you in connection with your service as a director, officer or employee of the Company at any time, the Company will reimburse you, as incurred, any and all reasonable costs, including reasonable costs of your own counsel, incurred by you in defending such litigation or inquiry; provided that you deliver to the Company an undertaking to repay all amounts so advanced if it shall ultimately be determined that you are not entitled to be indemnified under the Company's certificate of incorporation.

Those provisions contained in the August Letter regarding future stock option grants and restricted stock awards are hereby terminated and are of no further force or effect. Any future equity incentive awards to you are within the sole discretion of the Stock Option Committee.

If the following accurately reflects your understanding, please sign below and return a fully executed copy of this letter to me.

Sincerely,

/s/ Joel M. Alam
----------------

Joel M. Alam
Senior Vice President
Boston Chicken, Inc.

AGREED AND ACCEPTED


/s/ Saad J. Nadhir
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Saad J. Nadhir